Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Network Investor Communications, Inc. and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.

                      NETWORK INVESTOR COMMUNICATIONS, INC.

                             STOCK OPTION AGREEMENT


         This stock option (the "Option" or the "Agreement") is being granted pursuant to certain resolutions of the Board of Directors of Network Investor Communications, Inc., dated May 16, 2001.

I.       NOTICE OF STOCK OPTION GRANT

         Optionee:

         William C. Gibbs

         You have been granted an Option to purchase shares of Common Stock of Network Investor Communications, Inc. (the "Company"). This Option shall be subject to the following terms and conditions:

         Date of Grant:                              May 29, 2001

         Exercise Price Per Share:                   $ 0.25

         Number of Shares:                           200,000

         Type of Option:                             Nonqualified Stock Option

         Expiration Date:                            May 29, 2011, unless sooner
                                                     terminated as set forth in
                                                     paragraph 7 herein.


         Exercise Price:
         ---------------

         The exercise price of this Option is $ 0.25 per share as may be adjusted from time as provided below ("Exercise Price").

         Vesting Schedule:
         -----------------

         This Option may be exercised, in whole or in part, subject to the terms of this Agreement, in accordance with the following vesting schedule: (i) 1/3 of the Options at any time after the Date of Grant and prior to the Expiration Date; (ii) 1/3 of the Options at any time on or after May 29, 2002, and prior to the Expiration Date; and (iii) 1/3 of the Options at any time on or after May 29, 2003, and prior to the Expiration Date.

II.      AGREEMENT

         1. Grant Of Option. The Company hereby grants to William C. Gibbs (the "Optionee"), an option (the "Option") to purchase the number of shares (the "Shares") as set forth in the Notice of Grant attached as Part I of this Agreement at the Exercise Price per share set forth in the Notice of Grant, subject to the terms and conditions set forth herein.

         2. Exercise Of Option.

              (a) Right to Exercise. This Option is exercisable during its term as set forth in the Notice of Grant and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment, the exercisability of the Option is governed by the applicable provisions of this Option Agreement.

              (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

         3. Method Of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

              (a) Cash;

              (b) Check;

              (c) In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:

                   X      =     Y (A-B)
                                -------
                                     A

Where              X      =     the number of Option Shares to be issued to such
                                Optionee.

                   Y      =     the number of Option Shares purchasable by such
                                Optionee under this Option Agreement, the rights to which are surrendered pursuant to the Net
                                Exercise.

                   A      =     the Fair Market Value of one Option Share, (as
                                determined by the Closing price of the Company's
                                Common Stock on the trading day immediately preceding the date the Option is exercised, as reported by The Nasdaq National Market or other exchange upon which the Company's stock is quoted).

                   B      =     the Exercise Price (as adjusted to the date of
                                such calculation).

         4. Registration Under The Securities Act.

              (a) Demand Rights. Provided that the Company is eligible to file a registration statement on Form S-3 or Form S-8 (in connection with this Option), if at any time after December 31, 2001, the Company shall receive from the Optionee a written request that the Company effect a registration on Form S-3 or Form S-8 to permit the sale or disposition of the Shares, the Company shall file a registration statement on Form S-3 or Form S-8, as the case may be, as expeditiously as possible covering the Shares. However, the Optionee is limited to only one (1) demand upon the Company to effect a registration on Form S-3 or Form S-8 to permit the sale or disposition of the Shares (the "Demand Right"), so long as the Form S-3 or Form S-8 first demanded remains effective. If such registration statement lapses or Optionee is unable to sell all shares covered hereby, this Demand Right shall be reinstated so long as Optionee owns any Shares. Once filed, the registration statement covering the Shares shall remain current and effective until expiration or exercise and sale of all shares subject to options herein.

              (b) Duties of Company. In connection with the preparation and filing of a registration statement, the Company agrees to (i) use its best efforts to cause such registration statement to become and remain effective; (ii) furnish to the Optionee such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Optionee may reasonably request in order to facilitate the disposition of the Shares; and (iii) use its best efforts to register and qualify the shares in such jurisdictions as shall be identified by the Optionee for the distribution of the securities covered by the registration statement.

              (c) Indemnification by Optionee. To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Securities Act, or any rule or regulation promulgated thereunder applicable to Optionee or arise out of or are based upon any untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such registration statement in reliance upon and in conformity with information furnished by Optionee in writing expressly for use in connection with such registration statement.

              (d) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless Optionee against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Optionee may become subject under the Securities Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Securities Act, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction of the Company in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such registration statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by Optionee.

              (e) Undertaking by Optionee. Optionee undertakes to comply with all applicable laws governing the distribution of securities in connection with Optionee's sale of the Shares, and to notify the Company of any changes in Optionee's plan of distribution so that the Company can sticker or amend the registration statement as the Company deems appropriate in its sole discretion.

         5. Assignability Of Option. This Option may be assigned by the holder upon the giving of written notice to the Company of (i) the name of the assignee ("Assignee") and (ii) the number of Options assigned to any Assignee.

         Upon any assignment of the Option or portion thereof, the Registration Rights granted pursuant to Section 4 of this Option Agreement can only be exercised upon the unanimous written consent of all holders of the Options at the time the Demand Right is exercised. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         6. Term Of Option. This Option must be exercised within ten (10) years from the date hereof, and may be exercised during such term only in accordance with the terms of this Option Agreement.

         7. Termination Of Option. The Option shall terminate under the following circumstances:

              (a) The Option shall terminate on the Expiration Date;

              (b) If the Optionee dies before the Option terminates pursuant to paragraph 7(a), above, the Option shall terminate on the earlier of (i) the date on which the Option would have lapsed had the Optionee lived; or (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

         8. Acceleration of Vesting of Option. This Option shall vest immediately in full upon a Change of Control (as herein defined) of the Company. A "Change of Control" shall mean a change in ownership or managerial control of the stock, assets or business of the Company resulting from one or more of the following circumstances:

              (a) A change of control of the Company, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement;

              (b) A change in ownership of the Company through a transaction or series of transactions, such that any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan (other than any current officer of the Company or member of the Company's Board of Directors) is (are) or become(s), in the aggregate, the Beneficial Owner (as defined in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934 , directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the Company's then outstanding securities;

              (c) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by an individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan other than the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

              (d) The shareholders of the Company approve a sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company to an individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

              (e) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

              (f) The filing of a proceeding under Chapter 7 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for liquidation with respect to the Company;

              (g) The filing of a proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for reorganization with respect to the Company if in connection with any such proceeding, this Agreement is rejected, or a plan of reorganization is approved an element of which plan entails the liquidation of all or substantially all the assets of the Company.

         A "Change of Control" shall be deemed to occur on the actual date on which any of the foregoing circumstances shall occur; provided, however, that in connection with a "Change of Control" specified in
         Section 8(g), a "Change of Control" shall be deemed to occur on the date of the filing of the relevant proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import).

         9. Dilution Protection.

              (a) In the event the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Optionee hereunder and the exercise price related thereto shall be adjusted so that Optionee shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Optionee has the right to receive, upon the happening of any of the events described above, with respect to the shares of the Company stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

              (b) Whenever the number of Shares or the exercise price of this Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Optionee, notice of such adjustment or adjustments.

         10. Availability Of Company Stock. The Company hereby agrees and covenants that at all times during the term of this Option it shall reserve for issuance a sufficient number of shares of Common Stock as would be required upon full exercise of the rights represented by this Agreement.

         11. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee may be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

              (b) Disposition of Shares. If the Optionee holds the Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         11. Governing Law. This Agreement is governed by the laws of the State Utah.

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                                             NETWORK INVESTOR
                                             COMMUNICATIONS, INC.

                                             By:________________________________
                                             Its:_______________________________

                                                     OPTIONEE:


                                             ___________________________________

                                    EXHIBIT A


                      NETWORK INVESTOR COMMUNICATIONS, INC.

                                 EXERCISE NOTICE


Network Investor Communications, Inc.
c/o __________________________
9645 Gateway Drive, Suite B
Reno, Nevada  89511


         1. EXERCISE OF OPTION. Effective as of today, ________________, ___, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the non-voting Common Stock of Network Investor Communications, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated _____________ (the "Option Agreement"). The purchase price for the Shares shall be as set forth in the Option Agreement, as adjusted.

         2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares either |_| in cash or check or |_| by Net Exercise.

         3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. A stock certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option.

         5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof.

Submitted by:                              Accepted by:

PURCHASER:                                 NETWORK INVESTOR COMMUNICATIONS, INC.


------------------                         By: _______________________________
Signature                                  Its:_______________________________


------------------
Print Name


Address:
--------


_________________